SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   March 12, 2003

Wells Real Estate Investment Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

0-25739	58-2328421
(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (770)    449-7800

(Former name or former address, if changed since last report)

Item 9.    Regulation FD Disclosure

On March 12, 2003, the board of directors of the Wells Real Estate Investment Trust, Inc. (the “Registrant”) declared dividends for the second quarter of 2003 in the amount of a 7.00% annualized percentage rate return on an investment of $10.00 per share to be paid in June 2003. The Registrant’s second quarter dividends are calculated on a daily record basis to stockholders of record of such shares as shown on the books of the Registrant at the close of business on each day during the period, commencing on March 16, 2003, and continuing on each day thereafter through and including June 15, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE INVESTMENT TRUST, INC. (Registrant)

By:	/S/ LEO F. WELLS, III
Leo F. Wells, III President

Date: March 12, 2003